EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Zions Bancorporation:

We consent to the use of our report dated February 7, 2000 with respect to the consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                                         /s/KPMG LLP

Salt Lake City, Utah
October 22, 2002